UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       (Date of Report (date of earliest event reported)): December 29, 2008


                        Southcoast Financial Corporation
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             (Exact name of registrant as specified in its charter)

    South Carolina                0-25933                     57-1079460
--------------------      ----------------------     ---------------------------
(State or other          (Commission file number)   (IRS Employer Identification
 jurisdiction of                                    No.)
  incorporation)

              530 Johnnie Dodds Boulevard
             Mt. Pleasant, South Carolina                           29464
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       (address of principal executive off                        (zip code)

          Registrant's telephone number, including area code  (843) 884-0504
                                                              ------------------


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          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)


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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Employment Agreement. On December 29, 2008, Southcoast Financial Corporation and its wholly owned bank subsidiary, Southcoast Community Bank, entered into an Amended and Restated Employment Agreements with Paul D. Hollen, III, Executive Vice President, Robert A. Daniel, Jr., Executive Vice President, William B. Seabrook, Executive Vice President, and William C. Heslop, Senior Vice President and Chief Financial Officer of the Company (the "Officers"). The Amended and Restated Employment Agreements have a one-year term and automatically renew annually. The Amended and Restated Employment Agreements provide for annual base salaries of $214,160 for Mr. Hollen, $198,450 for Mr. Daniel, $231,525 for Mr. Seabrook and $110,250 for Mr. Heslop. The base salary under the Amended and Restated Employment Agreements is subject to potential annual increases at the discretion of the board of directors. The Officers are also eligible for performance based compensation as determined by the Bank, and to participation in any retirement or employee benefit plans adopted by the Company or the Bank, disability benefits for a period of one year, and all other remuneration and fringe benefits available to executive officers of the Bank, and any other benefits commensurate with their responsibilities and functions. The Amended and Restated Employment Agreements also provide for change in control benefits.

         Reference is made to the complete copy of the form of the Amended and Restated Employment Agreements included as Exhibit 99.1 to this report for the other terms and conditions of the agreements, including benefits payable after termination of employment, benefits payable after a change in control, and non-competition provisions.

         Endorsement Split Dollar Agreement. On December 29, 2008, Southcoast Community Bank also entered into an Endorsement Split Dollar Agreement with each of the Officers. The agreements provide for the Company to divide with the Officer's beneficiaries of each of the Officers the death benefit of a life insurance policy on that Officer's life. Insurance death benefits are $1,500,000 for Messrs Hollen and Daniel, $,1,775,000 for Mr. Seabrook and $1,250,000 for Mr. Heslop. The amount to be paid to the beneficiary is 100 percent of the death benefit minus the greater of $200,000 ($100,000 in the case of Mr. Heslop) or the aggregate amount of premiums paid prior to the Officer's death. The payments will only be made if the Officer's death occurs before the earliest of (a) his separation from service, (b) the date that is six months after the date he attains age 70, (c) the termination of his Salary Continuation Agreement under
Article 5 thereof, or (d) a change in control. Upon a change in control, the Company is obligated to transfer the life insurance policy to the Officer. The agreement replaces and terminates the endorsement split dollar agreement between the Company and the Officer dated December 13, 2007.

         Reference is made to the form of the Endorsement Split Dollar Agreement included as Exhibit 99.2 to this report for the other terms and conditions of the agreement, including benefits payable upon death and benefits payable if a change in control occurs.

Item 9.01(d) Exhibits

          99.1      Form of Amended and Restated Employment Agreement,  dated as
                    of   December   29,   2008,   among   Southcoast   Financial
                    Corporation, Southcoast Community Bank and each Officer

         99.2 Form of Endorsement Split Dollar Agreement, dated as of December 29, 2008, between Southcoast Community Bank and each Officer

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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Southcoast Financial Corporation


Date:  January 5, 2009                     s/ William C. Heslop
                                          --------------------------------------
                                           William C. Heslop
                                           Senior Vice President and Chief
                                           Financial Officer


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                                  EXHIBIT INDEX

          99.1      Form of Amended and Restated Employment Agreement,  dated as
                    of   December   29,   2008,   among   Southcoast   Financial
                    Corporation, Southcoast Community Bank and each Officer

         99.2 Form of Endorsement Split Dollar Agreement, dated as of December 29, 2008, between Southcoast Community Bank and each Officer

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